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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)        January 7, 1999


                                 FOOTSTAR, INC.
             (Exact name of registrant as specified in its charter)


                                   Delaware
                 (State or other jurisdiction of incorporation)

               1-11681                              22-3439443
       ------------------------        ---------------------------------
       (Commission File Number)        (IRS Employer Identification No.)

                            933 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                    (Address of principal executive offices)

                                 (201) 934-2000
              (Registrant's telephone number, including area code)


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Item 5.  Other events.


On January 7, 1999, Footstar, Inc. ("Footstar" or the "Company") reported that comparable store sales for the five-week period ended January 2, 1999 increased 3.0%. The Company's Meldisco division generated a comparable store sales gain of 6.7%, while Footaction posted a comparable store sales decline of 3.3%. Footstar's total sales for the five-week period rose 6.5% to $229.7 million from $215.6 million for the prior-year period. Meldisco's total sales increased 8.7% to $144.5 million, and Footaction's total sales increased 2.9% to $85.2 million.

For the thirteen-week period ended January 2, 1999, Footstar's comparable store sales declined 4.5%. Meldisco's comparable store sales decreased 1.6%, while Footaction's comparable store sales decreased 10.8%. Footstar's total sales for the thirteen-week period declined 1.2% to $492.9 million from $498.9 million for the prior-year period. Meldisco's total sales increased 0.5% to $333.6 million from $331.9 million for the prior-year period, while Footaction's total sales decreased 4.6% to $159.4 million from $167.0 million for the prior-year period.

For the fifty-two week period ended January 2, 1999, Footstar's comparable store sales declined 0.4%. Meldisco's comparable store sales decreased 0.5%, and Footaction's comparable store sales decreased 0.1%. Footstar's total sales for the fifty-two week period increased 3.3% to $1,829.1 million from $1,771.5 million for the prior year. Meldisco's total sales for the fifty-two week period were flat at $1,174.8 million, while Footaction's total sales for the same period increased 9.6% to $654.3 million from $597.2 million for the prior year.

On January 13, 1999, the Company announced a restructuring plan designed to increase profitability in its two footwear businesses and generate greater long-term value for shareholders. The primary components of the plan include closing approximately 30 under-performing Footaction stores, reconfiguring Footaction merchandise assortments and refining store layouts to place greater emphasis on better-performing, higher-potential categories, and exiting Meldisco's Central European business. Footstar announced that, in conjunction with these actions, it will record pre-tax, non-recurring charges of $34.4 million ($22.7 million after taxes), in the fourth quarter of fiscal 1998. This will include restructuring charges, inventory markdowns and asset impairment charges.

On January 13, 1999, the Company also said that it expects to meet current analysts' estimates for the fourth fiscal quarter and the fiscal year ended January 2, 1999, excluding the impact of the restructuring charges just announced. The Company identified the consensus estimates for the fourth quarter and the year as approximately $0.56 and $2.17, respectively.

Except for the historical information contained herein, the matters discussed in this Current Report are forward looking statements, including without limitation those statements regarding the Company's earnings expectations for the fourth quarter and fiscal year. Actual final results for the year and quarter could differ depending on a number of factors including accounting adjustments made during the course of closing the year. These and other forward looking statements involve a number of risks and uncertainties that may cause actual results to differ from those expressed in any of the forward looking statements. Such risks and uncertainties include, but are not limited to, the ability of the Company to execute the plans and realize the estimates of value reflected in the restructuring plan, uncertainties related to the effect of competitive products and pricing, consumer demand for footwear, unseasonable weather, consumer acceptance of the Company's merchandise mix and retail locations, the availability of products and carriers of products, the effect of competitive products and pricing, and the other risks detailed in the Company's other Securities and Exchange Commission filings. The Company undertakes no obligation to update forward looking statements to reflect events and circumstances after the date made.

A copy of the Company's press release dated January 7, 1999 is attached hereto as Exhibit 99.1.

A copy of the Company's press release dated January 13, 1999 is attached hereto as Exhibit 99.2.



Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits

              99.1. Press Release of Footstar, Inc. dated January 7, 1999
              99.2. Press Release of Footstar, Inc. dated January 13, 1999


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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                                     FOOTSTAR, INC.


Dated: January 15, 1999                         By:    CARLOS E. ALBERINI
                                                       ------------------------
                                                Name:  Carlos E. Alberini
                                                Title:  Sr. Vice President and
                                                        Chief Financial Officer